Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

November 12, 2024

CTO Realty Growth, Inc.

369 N. New York Ave., Suite 210
Winter Park, Florida 32789

Re:	Registration Statement on Form S-3
Registration No. 333-282678

Ladies and Gentlemen:

We have served as Maryland counsel to CTO Realty Growth, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and sale by the Company of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000 in one or more at-the-market offerings. The offering of Shares is covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                       The Registration Statement, in the form in which it was filed with the Commission under the Securities Act;

2.                       The Company’s Prospectus, dated November 12, 2024, as supplemented by a Prospectus Supplement, dated November 12, 2024, relating to the offering and sale of the Shares, each in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act;

3.                       The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                       The Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.                       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

CTO Realty Growth, Inc.

November 12, 2024

6.                       Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to, among other matters, (a) the registration of the offering and sale of the Shares, (b) the issuance of the Shares and Confirmation Shares (as defined below) and (c) the execution and delivery of the Distribution Agreements and the Master Forward Confirmations (each as defined below), and the performance by the Company of its obligations thereunder, certified as of the date hereof by an officer of the Company;

7.                       Twelve separate Equity Distribution Agreements, dated November 12, 2024 (each, a “Forward Distribution Agreement” and, together, the “Forward Distribution Agreements”), by and among the Company and (a) each of Raymond James & Associates, Inc. (“Raymond James”), A.G.P./Alliance Global Partners (“Alliance”), BMO Capital Markets Corp. (“BMO”), B. Riley Securities, Inc. (“B. Riley”), Robert W. Baird & Co. Incorporated (“Baird”), Jefferies LLC (“Jefferies”), JonesTrading Institutional Services LLC (“JonesTrading”), KeyBanc Capital Markets Inc. (“KeyBanc”), Lucid Capital Markets, LLC (“Lucid”), Regions Securities LLC (“Regions”), Truist Securities, Inc. (“Truist”) and Wells Fargo Securities, LLC (“Wells Fargo”), (b) each of Raymond James, Alliance, Bank of Montreal, B. Riley, Baird, Jefferies, JonesTrading, KeyBanc, Lucid, Regions, Truist Bank, Wells Fargo, National Association, or their affiliates (each, individually, a “Forward Purchaser” and, collectively, the “Forward Purchasers”) and (c) each of Raymond James, Alliance, BMO, B. Riley, Baird, Jefferies, JonesTrading, KeyBanc, Lucid, Regions, Truist and Wells Fargo;

8.                       One separate Equity Distribution Agreement, dated November 12, 2024 (the “Non-Forward Distribution Agreement” and, collectively with the Forward Distribution Agreements, the “Distribution Agreements”), by and between the Company and Janney Montgomery Scott LLC;

9.                       Twelve separate master forward confirmations, dated November 12, 2024 (each, a “Master Forward Confirmation” and, together, the “Master Forward Confirmations”), by and between the Company and each of Raymond James, Alliance, Bank of Montreal, B. Riley, Baird, Jefferies, JonesTrading, KeyBanc, Lucid, Regions, Truist Bank and Wells Fargo, National Association;

10.                     The form of supplemental confirmation (the “Form of Supplemental Confirmation”) that may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transaction (a “Forward”);

11.                     A certificate executed by an officer of the Company, dated as of the date hereof; and

CTO Realty Growth, Inc.

November 12, 2024

12.                     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                       The Shares and Confirmation Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

6.                       Upon the issuance of any of the Shares or Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.                       Each supplemental confirmation entered into by and between the Company and any Forward Purchaser in relation to any Forward (each, a “Forward Contract”) will not differ in any manner material to this opinion from the Form of Supplemental Confirmation.

CTO Realty Growth, Inc.

November 12, 2024

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                       The issuance and sale of the Shares by the Company pursuant to the applicable Distribution Agreement, and the issuance and delivery by the Company of any shares of Common Stock that may be issued, sold and/or delivered by the Company pursuant to any Forward Contract (the “Confirmation Shares”), have been duly authorized and, when and if issued and delivered in accordance with the applicable Forward Distribution Agreement and applicable Master Forward Confirmation, any Forward Contract and the Resolutions against payment of the purchase price therefor, such Shares and Confirmation Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP